UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 15, 2008

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	2-80070	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13001 Hollenberg Drive Bridgeton, Missouri	63044
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

On July 17, 2008, Cass Information Systems, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of fiscal year 2008. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information reported under this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Lawrence A. Collett announced to the Company’s Board of Directors (the “Board”) in February 2008 that he will retire as the Company’s Chief Executive Officer, which will become effective July 20, 2008. Upon the effectiveness of Mr. Collett’s retirement, Eric H. Brunngraber will begin serving as the Company’s President and Chief Executive Officer and, in these positions, as the Company’s principal executive officer. Mr. Brunngraber currently serves as the Company’s President and Chief Operating Officer.

Mr. Collett will continue to serve as the Company’s Chairman of the Board and will also serve as a consultant to the Company. On July 15, 2008, upon recommendation of the Compensation and Nominating and Corporate Governance Committees of the Board, the Company’s Board approved a Memo of Understanding (the “MOU”) outlining the terms of Mr. Collett’s compensation arrangement for his services as Chairman of the Board and as a consultant.

Pursuant to the terms of the MOU, Mr. Collett will receive the following: (i) an annual retainer of $150,000, payable monthly; (ii) annual stock compensation and monthly Board retainer and meeting fees under the Company’s Director compensation program; (iii) reimbursement for business-related expenses, including automobile and country club membership allowances and membership dues for certain other business organizations; and (iv) retention of outstanding restricted stock, option and stock appreciation rights awards granted prior to his retirement, with the opportunity to acquire the restricted stock and exercise the options and stock appreciation rights on the vesting and exercise terms set forth in his award agreements.

In connection with his retirement, Mr. Collett will no longer participate in the Company’s incentive bonus program or Profit Sharing Plan, and will not receive health and life insurance benefits.

In the event of Mr. Collett’s death, his compensation received under the MOU, other than the rights relating to his outstanding restricted stock awards, stock option awards and stock appreciation rights, which will continue to be governed by the terms of his award agreements, will terminate. In the event of Mr. Collett’s disability, all payments pursuant to the MOU will continue until the Board determines that Mr. Collett is unable to serve in his positions as Chairman of the Board and as a consultant.

The initial term of the MOU is three years. The Company and Mr. Collett each have the right to terminate this arrangement at any time, with or without cause, and may extend the arrangement upon mutual agreement of Mr. Collett and the Board.

The foregoing summary of the MOU is qualified in its entirety by reference to the MOU, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Also on July 15, 2008, the Board approved an increase in Mr. Brunngraber’s annual salary from $300,000 to $350,000 in recognition of the heightened responsibilities he will have as the Company’s President and Chief Executive Officer. All other elements of Mr. Brunngraber’s compensation remain unchanged.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Memo of Understanding between Lawrence A. Collett and Cass Information Systems, Inc.

99.1	Press Release of Cass Information Systems, Inc., issued July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 17, 2008

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Lawrence A. Collett
Name:	Lawrence A. Collett
Title:	Chairman and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
P. Stephen Appelbaum
Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Memo of Understanding between Lawrence A. Collett and Cass Information Systems, Inc.

99.1	Press Release of Cass Information Systems, Inc., issued July 17, 2008.

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